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                                      EXHIBIT 4

                NORTH COUNTY BANCORP 1997 INCENTIVE STOCK OPTION PLAN
                       FORM OF INCENTIVE STOCK OPTION AGREEMENT
                     FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


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                                 NORTH COUNTY BANCORP
                                1997 STOCK OPTION PLAN
                                ADOPTED APRIL 16, 1997

         1. PURPOSE. The purpose of the North County Bancorp 1997 Stock Option Plan (the "Plan") is to strengthen NORTH COUNTY BANCORP (the "Company") and those corporations which are or hereafter become subsidiary corporations of the Company, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), by providing to participating employees and directors added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and its subsidiary corporations. The Plan seeks to accomplish those purposes and results by providing a means whereby such employees and directors may purchase shares of the Common Stock of the Company pursuant to (a) options granted pursuant to the Incentive Stock Option Plan (the "Incentive Plan") (Division A hereof), or (b) options granted pursuant to the Non-Qualified Stock Option Plan (the "Non-Qualified Plan") (Division B hereof) which are intended to be non-qualified stock options as described in Treas. Reg.
Section 1.83-7 to which Section 421 of the Code does not apply ("Non-Qualified Options"). (Hereinafter the term "Options" shall refer collectively to Incentive Options and Non-Qualified Options.)

         2. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"). Any action of the Board of Directors with respect to administration of the Plan will be taken pursuant to a majority vote of its members; provided, however, that with respect to action taken by the Board of Directors in granting an option to an individual director, such action must be authorized by the required number of directors without counting the interested director, who will abstain as to any vote on his or her option. An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors where such action will be taken.

         Subject to the express provisions of the Plan, the Board of Directors shall have the authority to construe and interpret the Plan, and to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for administration of the Plan, including without limitation, compliance with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended. Determinations of the Board of Directors on matters referred to in this section shall be final and conclusive.



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         3.   PARTICIPATION; LIMITATION ON AMOUNT OF OUTSTANDING OPTIONS.
All employees of the Company and its subsidiary corporations are eligible for selection to receive both Incentive Options and Non-Qualified Options under the Plan. Directors of the Company and its subsidiary corporations who are not also employees of the Company or a subsidiary corporation are eligible to receive only Non-Qualified Options under the Plan. Subject to the express provisions of the Plan, the Board of Directors shall select from the eligible class and determine the individuals who shall receive Options, whether such Options shall be Incentive Options or Non-Qualified Options, and the terms and provisions of the Options (which need not be identical), and shall grant such Options to such individuals. An individual who has been granted an Option
(an "Optionee") may, if such individual is otherwise eligible, be granted additional Options if the Board of Directors shall so determine.

         4. STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 13 hereof, the stock to be offered under the Plan shall be shares of the Company's authorized but unissued common stock, no par value (hereinafter called "stock"), and the aggregate amount of stock to be delivered upon exercise of all Options granted under the Plan, whether Incentive Options or Non-Qualified Options, shall not exceed Five Hundred Forty Thousand (540,000) shares. If any Option shall expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

         5. OPTION PRICE. The purchase price of stock subject to each Option shall be determined by the Board of Directors but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted. As to any Incentive Option to an Optionee who, immediately before the Option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company, the purchase price must be at least one hundred ten percent (110%) of the fair market value of the stock at the time when such Option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treas. Reg. Section 20.2031-2. The purchase price of any shares purchased shall be paid in full in cash at the time of each such purchase.

         6. OPTION PERIOD. Each Option and all rights or obligations thereunder shall expire on such date as the Board of Directors may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.
As to any Incentive Option granted to an Optionee who, immediately before the option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Company (whether acquired upon exercise of Options or otherwise), such option must not be exercisable by its terms after five
(5) years from the date of its grant.

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         7.   CONTINUATION OF EMPLOYMENT.  In the case of employees, nothing contained in the Plan (or in any Option agreement) shall obligate the Company or its subsidiary corporations to employ any Optionee for any period or interfere in any way with the right of the Company or its subsidiary corporations to reduce such Optionee's compensation.

         8. EXERCISE OF OPTIONS. Each Option shall be exercisable in such installments, which need not be equal, and upon such conditions as the Board of Directors shall determine; provided, however, that if an Optionee shall not in any given installment period purchase all of the shares which such Optionee is entitled to purchase in such installment period, such Optionee's right to purchase any shares not purchased in such installment period shall continue until the expiration of such Option. No Option or installment thereof shall be exercisable except of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence. Options may be exercised by ten
(10) days written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with cash in the amount of the purchase price for such shares. No fewer than ten
(10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option. As a condition to the exercise of a Non-Qualified Option in whole or in part, by an Optionee who is an employee of the Company or any of its subsidiary corporations (or who was an employee during the term of the Option), the Optionee shall be required to pay to the Company, in addition to the purchase price for the shares being exercised, an amount equal to any taxes required to be withheld by the Company in order to enable the Company to claim a deduction in connection with the exercise of the Option.

         9. NONTRANSFERABILITY OF OPTIONS. Each Option shall, by its terms, be nontransferable by the Optionee, other than by Will or the laws of descent and distribution, and shall be exercisable during such Optionee's lifetime only by the Optionee.

         10. CESSATION OF EMPLOYMENT; DISABILITY. Except as provided in Sections 6 and 11 hereof, if an Optionee ceases to be employed by or ceases to serve as a director of the Company or a subsidiary corporation for any reason other than death or disability, such Optionee's Option shall expire ninety (90) days thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation. Except as provided in Sections 6 and 11, if an Optionee ceases to be employed by or ceases to serve as a director of the Company or a subsidiary corporation by reason of disability (within the meaning of


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Section 22(e)(3)of the Code), such Optionee's Option shall expire not later than one (1) year thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.

         11. TERMINATION OF EMPLOYMENT FOR CAUSE. If an Optionee's employment by or service as director of the Company or a subsidiary corporation is terminated for cause, such Optionee's Option shall expire immediately; provided, however, that the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation upon the date of such termination for a reason other than cause, disability, or death. In the case of an employee, termination for causes shall include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the "FRB") or any applicable bank supervisory agency; and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive. In the case of a director, termination for cause shall include removal pursuant to Section 302 or 304 of the California Code or removal pursuant to the exercise of regulatory authority by the FRB or any applicable bank supervisory agency.

         12. DEATH OF OPTIONEE. Except as provided in Section 6 hereof, if any Optionee dies while employed by or serving as a director of the Company or a subsidiary corporation or during the 90-day or one-year period referred to in Section 10 hereof, such Optionee's Option shall expire one (1) year after the date of such death. After such death but before such expiration, the persons to whom the Optionee's rights under the Option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Company or such subsidiary corporation.

         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different


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number or class of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and class of shares as to which Options may be granted. A corresponding adjustment changing the number or class of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share subject to the Option. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

         14. TERMINATING EVENTS. Not less than thirty (30) days prior to a "Terminating Event," i.e., a dissolution or liquidation of the Company; or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving entity; or a sale of substantially all the assets and property of the Company to another person; or in the event of any other transaction involving the Company where there is a change in ownership of at least twenty-five percent (25%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, the Board of Directors shall notify each Optionee of the pendency of the Terminating Event. Upon delivery of said notice, any Option granted prior to the Terminating Event shall be, notwithstanding the provisions of Section 8 thereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expirations or termination as provided elsewhere in the Plan. Upon the date sixty (60) days after delivery of said notice, any Option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the Plan and any Options granted thereunder shall terminate, unless provision is made in connection with the Terminating Event for assumption of Options therefore granted by the successor or acquirer, as applicable, or substitution for such Options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and class of shares and prices.

         15. AMENDMENT AND TERMINATION BY BOARD OF DIRECTORS. The Board of Directors may at any time suspend, amend, or terminate the Plan and may, with the consent of any Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable, provided that, except as permitted under the provisions of Section 13 hereof, any amendment or modification of the Plan which would:

    (a) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan;


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    (b)  change the minimum option price;

    (c)  increase the maximum term of Options provided for herein; or

    (d) permit Options to be granted to anyone other than a director or employee of the Company or a subsidiary corporation,

requires the approval of the Company's shareholders as described below. Any amendment or modification requiring shareholder approval shall be deemed adopted as of date of the action of the Board of Directors effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof within twelve (12) months before or after the effective date by shareholders of the Company holding not less than a majority of the voting power of the Company; provided, however, that the Board of Directors may amend that Plan IN TOTO without shareholder approval if the Plan has not yet been approved by the shareholders.

              Notwithstanding the above, the Board of Directors may grant to an Optionee, if such Optionee is otherwise eligible, additional Options or, with the consent of the Optionee, grant a new Option in lieu of an outstanding Option for a number of shares, at a purchase price and for a term which in any respect is greater or less than that of the earlier Option, subject to the limitations of Sections 5, 6, and A-2 hereof.

              No Option may be granted during any suspension of the Plan or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option outstanding prior to such amendment, suspension or termination of the Plan.

         16. TIME OF GRANTING OPTIONS. The time an Option is granted, sometimes referred to as the date of grant, shall be the date of the action of the Board of Directors described in the second sentence of Section 2 hereof; provided, however, that if appropriate resolutions of the Board of Directors indicate that an Option is to be granted as of and on some future date, the time such Option is granted shall be such future date. If action by the Board of Directors is taken by unanimous written consent of its members, the action of the Board of Directors shall be deemed to be at the time the last Board member signs the consent.


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         17.  PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAWS COMPLIANCE;
NOTICE OF SALE. No Optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered. No shares shall be issued upon the exercise of any Option unless and until any then applicable requirements of any regulatory agencies having jurisdiction, and of any exchanges upon which stock of the Company may be listed, shall be listed, shall have been fully complied with. The Company will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any stock is issued pursuant to Options. The Company shall register the underlying shares of common stock with the Securities and Exchange Commission and deliver to each Optionee an Information Statement relating to the Plan which meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended. With respect to Options granted to affiliates of the Company or its subsidiary corporations, the Company shall file a reoffer prospectus and any required prospectus supplements to facilitate the disposition of such shares of stock owned by such affiliates after the exercise of Options granted thereto. Additionally, the Optionee shall comply with all applicable federal and state securities laws in connection with any sale or other disposition of such common stock.

         18. EFFECTIVE DATE OF THE PLAN. The Plan shall be deemed adopted as of the date first shown herein and shall be effective immediately, subject to approval hereof within twelve (12) months before or after said date by shareholders holding not less than a majority of the voting power of the Company.

         19. TERMINATION. Unless previously terminated by the Board of Directors or as provided in Section 14 hereof, the Plan shall terminate at the close of business on April 16, 2007 and no Options shall be granted under it thereafter, but such terminations shall not affect any Option theretofore granted.

         20. OPTION AGREEMENT. Each Option shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, including whether the Option is an Incentive Option or Non-Qualified Option, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.

         21. EXCULPATION AND INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Board of Directors in any action brought against such member or members to the maximum extent permitted by then applicable law and the Articles of Incorporation and Bylaws of the Company and any amendments thereto.



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                                  DIVISION A
                          INCENTIVE STOCK OPTION PLAN

    A-1. ELIGIBLE PERSONS. All employees of the Company and its subsidiary corporations shall be eligible for selection to participate in the Incentive Plan. Notwithstanding any provision of this Plan to the contrary, no director of the Company or any subsidiary corporation who is not an employee of the Company or any subsidiary corporation may be granted options under the Incentive Plan.

    A-2. LIMIT ON EXERCISABILITY OF OPTIONS. The aggregate fair market value (determined as of the time the Option is granted) of the stock for which any employee may be granted Incentive Options which are FIRST EXERCISABLE during any one calendar year (under all Incentive Stock Option Plans for such employee's employer corporation and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000), regardless of any unused limits of previous years.

    A-3. INCORPORATION BY REFERENCE. The provisions of Sections 5, 6, 9 and 18 of the Plan are hereby incorporated by this reference into this Incentive Stock Option Plan.

    A-4. INTERPRETATION OF PLAN. Options granted pursuant to the Incentive Plan are intended to be "incentive stock options" within the meaning of
Section 422 of the Code, and the Incentive Plan shall be constructed to implement that intent. If all or any part of an Incentive Option shall not be deemed an "incentive stock option" within the meaning of Section 422 of the Code, said Option shall nevertheless be valid and carried into effect as a Non-Qualified Option.

                                   DIVISION B
                         NON-QUALIFIED STOCK OPTION PLAN

    B-1. ELIGIBLE PERSONS. All directors and employees of the Company and its subsidiary corporations shall be eligible for selection to participate in the Non-Qualified Plan.

    B-2. INTERPRETATION OF PLAN.  Options granted pursuant to the
Non-Qualified Plan are intended to be non-qualified stock options described in Treas. Reg. Section 1.83-7 to which Section 421 of the Code does not apply, and the Non-Qualified Plan shall be constructed to implement that intent.


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NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE
COMPANY'S STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE COMPANY'S STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY SHAREHOLDERS OF THE COMPANY HOLDING NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY.

                             NORTH COUNTY BANCORP
                       INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT is dated the _____ day of __________, _____, by and between North County Bancorp, a California corporation (the "Company"), and ________________________ ("Optionee").

         WHEREAS, pursuant to Division A of the North County Bancorp 1997 Stock Option Plan (the "Plan"), the Board of Directors of the Company has authorized granting to Optionee an incentive stock option to purchase all or any part of ____________________________________ (_________) authorized but unissued shares of common stock of the Company, for cash at the price of ______________________________ Dollars ($__________) per share, such option to be for the term and upon the terms and conditions hereinafter stated; and

         WHEREAS, the Company has provided to Optionee a copy of that certain "Information Statement" which describes the material terms and provisions of the Plan and of this Agreement and contains certain other material information relating to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, it is hereby agreed as follows:


         1. GRANT OF OPTION. Pursuant to said action of the Board of Directors and pursuant to authorizations granted by all appropriate regulatory and governmental agencies, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by reference and is available to Optionee upon request, all or any part of __________________________________
_____________________ (__________) shares of common stock of the Company at the price of _________________ Dollars ($__________) per share, which price is not less than one hundred percent (100%) of the fair market value of such stock as of the date of action of the Board of Directors granting this option.

         2.   EXERCISABILITY.  This option shall be exercisable as to ________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
This option shall remain exercisable as to all of such shares until ___________, _______ unless this option has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to the expiration of this option. In no event, however, shall the value of shares of stock, which may be the subject of any incentive option hereunder and which are first exercisable during any one year, exceed $100,000. Notwithstanding the preceding provisions of this paragraph, upon delivery of notice to Optionee from the Board of Directors of the pendency of a "Terminating Event," i.e., a dissolution or liquidation of the Company; or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving entity; or a sale of substantially all the assets and property of the Company to another person; or in the event of any other transaction involving the Company where there is a change in ownership of at least twenty-five percent (25%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, this option shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued subject, however, to earlier termination or expiration as provided elsewhere in the Plan. Upon the date sixty (60) days after receipt of said notice, this option or any portion hereof not exercised shall terminate, unless provision is made in connection with the Terminating Event for assumption of this option by the successor or acquiror, as applicable, or for substitution for this option of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and class of shares and prices.


         3. EXERCISE OF OPTION. This option may be exercised by ten (10) days' written notice delivered to the Company stating the number of shares with respect to which this option is being exercised, together with cash in the amount of the purchase price of such shares. No fewer than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option.


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         4.   CESSATION OF EMPLOYMENT.  Except as provided in Paragraph 5 hereof, if Optionee shall cease to be employed by the Company or a subsidiary corporation for any reason other than Optionee's disability or death, this option shall expire ninety (90) days thereafter or, if earlier, on the date specified in Paragraph 2 hereof. If Optionee shall cease to be employed by the Company or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), this option shall expire one (1) year thereafter or, if earlier, on the date specified in Paragraph 2 hereof. Before any such expiration, Optionee shall have the right to exercise this option as to those shares with respect to which installments, if any, had accrued under Paragraph 2 hereof.

         5. TERMINATION OF EMPLOYMENT FOR CAUSE. If Optionee's employment by the Company or a subsidiary corporation is terminated for cause, this option shall expire immediately, unless such expiration is waived by the Board of Directors within thirty (30) days of such termination by giving written notice of such waiver to Optionee at Optionee's last known address. In the event of such waiver, Optionee may exercise this option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by the Company or a subsidiary corporation upon the date of such termination for a reason other than cause, disability, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the "FRB") or any bank supervisory agency; and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

         6. NONTRANSFERABILITY; DEATH OF OPTIONEE. This option shall not be transferable except by Will or by the laws of descent and distribution and shall be exercisable only by Optionee during Optionee's lifetime. If Optionee dies while employed by the Company or a subsidiary corporation, or during the 90-day or one-year period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or, if earlier, on the date specified in Paragraph 2 hereof. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise this option as to those shares with respect to which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be employed by the Company or a subsidiary corporation.

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         7.   EMPLOYMENT.  This Agreement shall not obligate the Company or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a subsidiary corporation to reduce Optionee's compensation.

         8. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to common stock of the Company subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in Section 13 of the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

         9. MODIFICATION AND TERMINATION BY BOARD OF DIRECTORS. The rights of Optionee are subject to modification and termination in certain events as provided in Section 15 of the Plan, but only with the consent of Optionee.

         10. INTERPRETATION OF OPTION. This option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code and shall be construed to implement that intent. If all or any part of this option shall not be deemed an "incentive stock option" within the meaning of
Section 422 of the Code, said option shall nevertheless be valid and carried into effect as a "non-qualified option" subject to Division B of the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                          NORTH COUNTY BANCORP

                                          By_______________________

                                          By_______________________

______________________________

______________________________
OPTIONEE

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NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE
COMPANY'S STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE COMPANY'S STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY SHAREHOLDERS OF THE COMPANY HOLDING NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY.

                              NORTH COUNTY BANCORP
                     NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT is dated the _____ day of __________, _____, by and between North County Bancorp (the "Company"), and _________________________ ("Optionee").

         WHEREAS, pursuant to Division B of the North County Bancorp 1997 Stock Option Plan (the "Plan"), the Board of Directors of the Company has authorized granting to Optionee a stock option to purchase all or any part of ___________________________________________ (__________) authorized but unissued shares of common stock of the Company, for cash at the price of ____________________________________ Dollars ($__________) per share, such option to be for the term and upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Company has provided to Optionee a copy of that certain "Information Statement" which describes the material terms and provisions of the Plan and of this Agreement and contains certain other material information relating to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, it is hereby agreed as follows:

         1. GRANT OF OPTION. Pursuant to said action of the Board of Directors and pursuant to authorizations granted by all appropriate regulatory and governmental agencies, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by reference and is available to Optionee upon request, all or any part of________________________________ (_______) shares of common stock of the Company at the price of ____________________________ Dollars ($__________) per share, which price is not less than one hundred percent (100%) of the fair market value of such stock as of the date of action of the Board of Directors granting this option.

         2.   EXERCISABILITY.  This option shall be exercisable as___________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
This option shall remain exercisable as to all of such shares until _________ _________________________________, ________________ unless this option has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provisions may be purchased at any time prior to expiration of this option. Notwithstanding the preceding provisions of this paragraph, upon delivery of notice to Optionee from the Board of Directors of the pendency of a "Terminating Event," i.e., a dissolution or liquidation of the Company; or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving entity; or a sale of substantially all the assets and property of the Company to another person; or in the event of any other transaction involving the Company where there is a change in ownership of at least twenty-five percent (25%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, this option shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier termination or expiration as provided elsewhere in the Plan. Upon the date sixty (60) days after receipt of said notice, this option or any portion hereof not exercised shall terminate, unless provision is made in connection with the Terminating Event for assumption of this option by the successor or acquiror, as applicable, or for substitution for this option of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and class of shares and prices.

         3. EXERCISE OF OPTION. This option may be exercised by ten (10) days' written notice delivered to the Company stating the number of shares with respect to which this option is being exercised, together with cash in the amount of the purchase price of such shares. No fewer than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option. As a condition to the exercise of this option, in whole or in part, by an Optionee who is an employee of the Company or any of its subsidiaries (or who was an employee during the term of the option), Optionee shall be required to pay to the Company, in addition to the purchase price for the shares being exercised, an amount equal to any taxes required to be withheld by the Company in order to enable the Company to claim a deduction in connection with the exercise of the option.

         4. CESSATION OF EMPLOYMENT. Except as provided in Paragraph 5 hereof, if Optionee shall cease to be employed by or cease to serve as a director of the Company or a subsidiary corporation for any reason other than Optionee's disability or death, this option shall expire ninety (90) days thereafter or, if earlier, on the date specified in Paragraph 2 hereof. If Optionee shall cease to be employed by or cease to serve as a director of the Company or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), this option shall expire one (1) year thereafter or, if earlier, on the date specified in Paragraph 2 hereof. Before any such expiration, Optionee shall have the right to exercise this option as to those shares with respect to which installments, if any, had accrued under Paragraph 2 hereof.

         5. TERMINATION OF EMPLOYMENT FOR CAUSE. If Optionee's employment by or service as a director of the Company or a subsidiary corporation is terminated for cause, this option shall expire immediately, unless such expiration is waived by the Board of Directors within thirty (30) days of such termination by giving written notice of such waiver to Optionee at Optionee's last known address. In the event of such waiver, Optionee may exercise this option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by or ceased to be a director of the Company or a subsidiary corporation upon the date of such termination for a reason other than cause, disability, or death. In the case of an employee, termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Company or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Board of Governors of the Federal Reserve System (the "FRB") or any bank supervisory agency; and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive. In the case of a director, termination for cause shall include removal pursuant to Section 302 or 304 of the California Corporations Code or removal pursuant to the exercise of regulatory authority by the FRB or any bank supervisory agency.

         6. NONTRANSFERABILITY; DEATH OF OPTIONEE. This option shall not be transferable except by Will or by the laws of descent and distribution and shall be exercisable only by Optionee during Optionee's lifetime. If Optionee dies while employed by or serving as a director of the Company or a subsidiary corporation, or during the 90-day or one-year period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or, if earlier, on the date specified in Paragraph 2 hereof. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise this option as to those shares with respect to which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be employed by or ceased to serve as a director of the Company or a subsidiary corporation.

         7. EMPLOYMENT. In the event Optionee is an employee, this Agreement shall not obligate the Company or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a subsidiary corporation to reduce Optionee's compensation.

         8. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to common stock of the Company subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in Section 13 of the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

         9. MODIFICATION AND TERMINATION BY BOARD OF DIRECTORS. The rights of Optionee are subject to modification and termination in certain events as provided in Section 15 of the Plan, but only with the consent of Optionee.

         10. INTERPRETATION OF OPTION. This option is intended to be a non-qualified stock option described in Treas. Reg. Section 1.83-7 to which
Section 421 of the Code does not apply and shall be construed to implement that intent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

                                         NORTH COUNTY BANCORP

                                         BY____________________

                                         BY____________________


______________________________

______________________________
OPTIONEE

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